UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 26, 2012
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Events.

On December 26, 2012, U.S. Geothermal (the “Company”) closed the previously announced financing of 11,810,816 Units (a “Unit”) of the Company at a price of $0.37 per Unit. Each Unit consists of one share of common stock of the Company and one half of one common stock purchase warrant (a “Warrant”). Each Warrant will entitle the holder thereof to acquire one additional share of common stock of the Company for a period of 60 months following the closing of the offering for US$0.50 per share of common stock. The gross proceeds of the Unit offering were approximately US$4.37 million. A placement agent, Kuhns Brothers Securities Corporation, was paid a placement fee of $262,200 plus expenses of approximately $20,000 in conjunction with the financing.

The net proceeds of the offering will be used for the payment of fees and expenses associated with refinancing the San Emidio construction loan, to continue the advancement of the El Ceibillo project in Guatemala, and general corporate purposes.

The securities described above were offered by the Company pursuant to a registration statement filed with the Securities and Exchange Commission (SEC), which became effective on December 1, 2010. A prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC's website located at www.sec.gov. When available, copies of the prospectus supplement and accompanying base prospectus relating to this offering can be obtained at the SEC's website at http://www.sec.gov, or from the Company by e-mail to info@usgeothermal.com, by fax to 208-424-1030, or by mail to 1505 Tyrell Lane, Boise, ID 83706, Attention: Chief Financial Officer.

This Form 8-K contains certain forward-looking statements regarding the use of proceeds of the offering. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include without limitation, risks and uncertainties relating to the advancement of the El Ceibillo project and from the completion of the final loan documentation for San Emidio and the conditions to closing the loan may not be completed on a timely basis or at all. In addition, please refer to the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. The filings by the Company identify and address other important factors that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K and the Company’s other filings. The Company is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 31, 2012	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer